Exhibit 10.1
VERMILLION, INC.
SEVERANCE AGREEMENT
     SEVERANCE AGREEMENT (“Agreement”) made this ___day of ___, 2008 (the “Effective Date”), between Vermillion, Inc. (“Company”) and [     ] (“Executive,” and together with the Company, the “Parties”).
     WHEREAS, Executive is a key executive of the Company and the Company’s Board of Directors (the “Board”), or a duly-authorized committee thereof, has determined that it is in the best interests of the Company to encourage Executive’s continued employment with, and dedication to, the Company in the face of potentially distracting circumstances arising from the possibility of a future, though presently unanticipated, “Change in Control” (as defined below), or upon a termination without “Cause” (as defined below) or for “Good Reason” (as defined below);
     NOW, THEREFORE, the Parties agree as follows:
     1. Term. The term of this Agreement shall be for a period commencing on the Effective Date and ending on the earlier of (a) the date twelve (12) months after the Effective Date, including any extensions provided for herein, and (b) the date of Executive’s “Separation from Service” (as defined in Section 2(e)) for any reason. If Executive has not incurred a Separation from Service before the date determined by Section 1(a) hereof, this Agreement shall be automatically renewed for one additional year on such date, and each annual anniversary thereof to follow, unless the Company gives contrary written notice to Executive at least thirty (30) days before any such renewal date. References herein to the term of this Agreement shall include the initial term and any additional years for which this Agreement is renewed.
     2. Definitions. For purposes of this Agreement, the terms below that begin with initial capital letters within this Agreement shall have the specially defined meanings set forth below (unless the context clearly indicates a different meaning).
          (a) “Cause” means termination of employment by reason of Executive’s:
               (i) material breach of this Agreement, the Proprietary Information and Inventions Agreement (the “PIIA”), or any other confidentiality, invention assignment or similar agreement with the Company;
               (ii) repeated negligence in the performance of Executive’s duties or nonperformance or misperformance of such duties that in the good faith judgment of the Company’s Board of Directors adversely affects the operations or reputation of the Company;
               (iii) refusal to abide by or comply with the good faith directives of the Company’s CEO or Board of Directors or the Company’s standard policies and procedures, which actions continue for a period of at least ten (10) days after written notice from the Company;

               (iv) violation or breach of the Company’s Code of Ethics, Financial Information Integrity Policy, Insider Trading Compliance Program, or any other similar code or policy adopted by the Company and generally applicable to the Company’s employees, as then in effect;
               (v) willful dishonesty, fraud, or misappropriation of funds or property with respect to the business or affairs of the Company;
               (vi) conviction by or entry of a plea of guilty or nolo contendere, in a court of competent and final jurisdiction, which constitutes a felony in the jurisdiction involved; or
               (vii) abuse of alcohol or drugs (legal or illegal) that in the Board of Director’s reasonable judgment, materially impairs Executive’s ability to perform Executive’s duties.
          (b) “Change in Control” means:
               (i) after the date hereof, any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or
               (ii) the date of the consummation of a merger or consolidation of the Company with any other corporation or entity that has been approved by the stockholders of the Company, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
               (iii) the date of the consummation of the sale or disposition of all or substantially all of the Company’s assets.
          (c) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
          (d) “Good Reason” means the occurrence of any one or more of the following events, without Executive’s consent, which continues uncured for a period of not less than thirty (30)) days following written notice given by Executive to the Company within thirty (30) days following the occurrence of such event:
               (i) a material and adverse change in Executive’s title or duties, including a change in reporting relationship; or

               (ii) the Company requiring Executive to relocate to a location that is more than fifty (50) miles away from Executive’s current principal location in Fremont, California.
In addition, Executive must actually terminate Executive’s employment with the Company within two years following the initial existence of the condition described above in (i) or (ii) giving rise to Good Reason.
          (e) “Separation from Service” or “Separates from Service” shall mean Executive’s termination of employment, as determined in accordance with Treas. Reg. § 1.409A-1(h). Executive shall be considered to have experienced a termination of employment when the facts and circumstances indicate that Executive and the Company reasonably anticipate that either (i) no further services will be performed for the Company after a certain date, or (ii) that the level of bona fide services Executive will perform for the Company after such date (whether as an employee or as an independent contractor) will permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed by Executive (whether as an employee or independent contractor) over the immediately preceding thirty-six (36) month period (or the full period of services to the Company if Executive has been providing services to the Company for less than thirty six (36) months). If Executive is on military leave, sick leave, or other bona fide leave of absence, the employment relationship between Executive and the Company shall be treated as continuing intact, provided that the period of such leave does not exceed six months, or if longer, so long as Executive retains a right to reemployment with the Company under an applicable statute or by contract. If the period of a military leave, sick leave, or other bona fide leave of absence exceeds six months and Executive does not retain a right to reemployment under an applicable statute or by contract, the employment relationship shall be considered to be terminated for purposes of this Agreement as of the first day immediately following the end of such six-month period. In applying the provisions of this paragraph, a leave of absence shall be considered a bona fide leave of absence only if there is a reasonable expectation that Executive will return to perform services for the Company.
     3. Severance Benefits and Conditions.
          (a) Termination without Cause or for Good Reason. In the event the Company terminates Executive’s employment for reasons other than for Cause or for Good Reason, and provided that Executive signs and does not revoke a standard release of all claims against the Company, in a form reasonably satisfactory to the Company, and does not breach any material surviving provision of this Agreement or the PIIA, Executive shall receive, subject to Section 5:
               (i) continued payment of Executive’s base salary, as then in effect, payable over a period of [          ] months following the date of termination (the “Severance Period”), to be paid periodically in accordance with the Company’s standard payroll practices;
               (ii) immediate, accelerated vesting of twenty four (24) months of any options previously granted by the Company to Executive; and

               (iii) continuation of Company health and dental benefits through COBRA premiums paid by the Company directly to the COBRA administrator during the Severance Period; provided, however, that such premium payments shall cease prior to the end of the Severance Period if Executive commences other employment and receives reasonably comparable or greater health and dental benefits.
     Executive will not be eligible for any salary, bonus, vesting of stock options or other benefits not described above after termination of employment, except as may be required by law.
          (b) Termination after Change in Control. If Executive’s employment is terminated by the Company for reasons other than for Cause or by Executive for Good Reason within the twelve (12) month period following a Change in Control, then, in addition to the severance obligations due to Executive under Section 3 above, one-hundred percent (100%) of any then-unvested shares under Company stock options then held by Executive will vest upon the date of such termination.
     4. Employment, Confidential Information and Invention Assignment Agreement. As a condition of this Agreement, Executive shall complete, sign and return the Company’s PIIA.
     5. Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes. Notwithstanding the foregoing, Executive is solely responsible and liable for the satisfaction of any federal, state, province or local taxes that may arise with respect to this Agreement (including any taxes arising under Section 409A of the Internal Revenue Code (the “IRC”), except to the extent otherwise specifically provided in a written agreement with the Company. Neither the Company nor any of its employees, officers, directors, or service providers shall have any obligation whatsoever to pay such taxes, to prevent Executive from incurring them, or to mitigate or protect Executive from any such tax liabilities. Notwithstanding anything in this Agreement to the contrary, if any amounts that become due under this Agreement on account of Executive’s termination of employment constitute “nonqualified deferred compensation” within the meaning of IRC Section 409A, payment of such amounts shall not commence until Executive incurs a Separation from Service. If, at the time of Executive’s Separation from Service under this Agreement, Executive is a “specified employee” (within the meaning of IRC Section 409A), any amounts that constitute “nonqualified deferred compensation” within the meaning of IRC Section 409A that become payable to Executive on account of Executive’s Separation from Service (including any amounts payable pursuant to the preceding sentence) will not be paid until after the end of the sixth calendar month beginning after Executive’s Separation from Service (the “409A Suspension Period”). Within 14 calendar days after the end of the 409A Suspension Period, Executive shall be paid a lump sum payment in cash equal to any payments delayed because of the preceding sentence. Thereafter, Executive shall receive any remaining benefits as if there had not been an earlier delay.
     6. Arbitration and Equitable Relief
          (a) In consideration of Executive’s employment with the Company, its promise to arbitrate all employment-related disputes and Executive’s receipt of compensation and other benefits paid to Executive by the Company, at present and in the future, Executive aggress that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from Executive’s employment with the Company or the termination of Executive’s employment with the Company, including any breach of this Agreement, shall be subject to binding arbitration pursuant to California law. Disputes which Executive agrees to arbitrate, and thereby agree to waive any right to a trial by jury, include any statutory claims under state or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, claims of harassment, discrimination of wrongful termination and any statutory claims. Executive further understands that this agreement to arbitrate also applies to any disputes that the Company may have with the Executive.
          (b) Executive aggress that any arbitration will be administered by the American Arbitration Association (“AAA”) and that the neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. Executive aggress that the parties are entitled to adequate discovery and the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Executive also agrees that the arbitrator shall have the power to award any remedies, including attorneys’ fees and costs, available under applicable law. Executive understands the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA except that Executive shall pay the first $125.00 of any filing fees associated with any arbitration Executive initiates, unless such would cause undue hardship to the Executive. Executive agrees that the arbitrator shall administer and conduct any arbitration in a manner consistent with the Rules and that to the extent that the AAA’s National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules shall take precedence. Executive agrees that the decision of the arbitrator shall be in writing and subject to limited judicial review where provided by law.
          (c) Except as provided by the Rules and this Agreement, arbitration shall be the sole, exclusive and final remedy for any dispute between Executive and the Company. Accordingly, except as provided for by the Rules and this Agreement, neither Executive nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any reasonable and lawful company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.
          (d) In addition to the right under the Rules to petition the court for provisional relief, Executive agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of the PIIA between Executive and the Company or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code §2870. Executive understands that any breach or threatened breach of such an agreement will cause irreparable injury and that money damages will not provide an adequate remedy therefore and both parties hereby consent to the issuance of an injunction. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys’ fees, consistent with applicable law.
          (e) Executive understands that this Agreement does not prohibit Executive from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the Workers’ Compensation Board. This Agreement does, however, preclude Executive from pursuing court action regarding any such claim.
          (f) Executive acknowledges and agrees that Executive is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Executive further acknowledges and agrees that Executive has carefully read this Agreement and that Executive has asked any questions needed for Executive to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Executive is waiving Executive’s right to a jury trial. Finally, Executive agrees that Executive has been provided an opportunity to seek the advice of an attorney of Executive’s choice before signing this Agreement.
     7. Entire Agreement. All oral or written agreements or representations express or implied, with respect to the subject matter of this Agreement are set forth in this Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment or change-in-control protective agreement between the Company or any predecessor and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.
     8. Notices. All notices made pursuant to this Agreement shall be given in writing, delivered by a generally recognized overnight express delivery service, and shall be made to the following addresses, or such other addresses as the Parties may later designate in writing:
If to the Company:
Vermillion, Inc.
47350 Fremont Blvd.
Fremont, California 94538
If to the Executive:
[          ]

     9. No Waiver. No waiver of any term of this Agreement constitutes a waiver of any other term of this Agreement.
     10. Amendment to this Agreement. This Agreement may be amended only in writing by an agreement specifically referencing this Agreement, which is signed by both Executive and an executive officer or member of the Board of Directors of the Company authorized to do so by the Board by Resolution.
     11. Non-Disclosure. Unless required by law or to enforce this Agreement, the parties hereto shall not disclose the existence of this Agreement or the underlying terms to any third party, other than their representatives who have a need to know such matters.
     12. Enforceability; Severability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed exercised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.
     13. Governing Law. This Agreement shall be construed and enforced in accordance with the law of the State of California without giving effect to California’s choice of law rules. This Agreement is deemed to be entered into entirely in the State of California. This Agreement shall not be strictly construed for or against either party.
     14. Successors of the Company. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. This Agreement shall be assignable by the Company in the event of a merger or similar transaction in which the Company is not the surviving entity, or a sale of all or substantially all of the Company’s assets.

     IN WITNESS WHEREOF, the Company and Executive have executed and entered into this Agreement effective as of the date first shown above.

Date: _________________, 2008	VERMILLION, INC.
By:
		Name:	Gail Page
		Title:	President

Date: _________________, 2008
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